UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2016, Notis Global, Inc. (the “Company”) executed letter agreements with each of the Company’s two largest investors (the “First Investor” and the “Second Investor”, respectively).

First Investor Letter Agreement

Pursuant to the letter agreement with the First Investor (the “First Investor Letter Agreement”), the First Investor agreed to waive, until October 31, 2016, any defaults relating to the requirement to reserve shares of common stock in excess of shares presently held in the First Investor’s reserve with the Company’s transfer agent, as required pursuant to all securities purchase agreements between the Company and the First Investor, debentures issued by the Company to the First Investor and promissory notes issued by the Company to the First Investor (collectively, the “First Investor Credit Agreements”). The First Investor Letter Agreement also extended the maturity dates of certain debentures issued to the First Investor dated July 10, 2015, August 24, 2015, August 28, 2015, May 13, 2016 and May 20, 2016 from their original maturity dates (occurring between July 10, 2016 and August 28, 2016) to October 31, 2016.

Finally, the parties to the First Investor Letter Agreement agreed that any payments made to the First Investor pursuant to Section 4.16 (Profit Sharing) of that certain Stock Purchase Agreement among the First Investor, the Company, EWSD I LLC, a subsidiary of the Company (“EWSD”), and Pueblo Agriculture Supply and Equipment, LLC, a subsidiary of the Company (“PASE”) dated as of June 30, 2016 (the “EWSD SPA”) (the terms of which are described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 14, 2016), shall be applied as repayments of any redemption premium, accrued and unpaid interest, and outstanding principal owed to the First Investor under the First Investor Credit Agreements, and that the provisions of Section 4.16 of the EWSD SPA are only applicable until the First Investor has been repaid required principal, interest, fees and premiums under the EWSD SPA and any related debentures issued by the Company pursuant thereto.

The EWSD SPA was amended by the parties to include the terms set forth under this Item 1.01.

Second Investor Letter Agreement

Pursuant to the letter agreement with the Second Investor (the “Second Investor Letter Agreement”), the Second Investor agreed to waive any defaults relating to, and consented to entry into all agreements between the First Investor and the Company (including the EWSD SPA), and to the formation of and conduct of business by PASE as being excluded from the Second Investor Security Agreement dated as of June 22, 2016 between the Company and the Second Investor.

The Second Investor (on behalf of itself and its affiliates) also agreed to waive, until October 31, 2016, any defaults relating to the requirement to reserve shares of common stock in excess of shares presently held in the Second Investor’s reserve with the Company’s transfer agent, as required pursuant to all securities purchase agreements between the Company and the Second Investor, debentures issued by the Company to the Second Investor and promissory notes issued by the Company to the Second Investor (collectively, the “Second Investor Credit Agreements”). The Second Investor Letter Agreement also extended the maturity dates of certain debentures issued (or assigned) to the Second Investor (or its affiliates) dated August 24, 2015, March 27, 2015, May 7, 2015, May 15, 2015, May 22, 2015 and August 14, 2015 from their original maturity dates (occurring between July 10, 2016 and August 24, 2016) to October 31, 2016.

Pursuant to the Second Investor Letter Agreement, the Company agreed to pay the Second Investor within five (5) days of the end of each fiscal quarter, (i) 20% of all distributed cash flow from PASE and EWSD to the Company after taking into account amounts owed to First Investor pursuant to Section 4.16 (Profit Sharing) of the EWSD SPA, and (ii) 20% of any money raised at either EWSD or PASE that is distributable or paid to the Company. Such payments will be credited as repayments of amounts owed to the Second Investor under all securities purchase agreements between the Company and the Second Investor, debentures issued by the Company to the Second Investor and promissory notes issued by the Company to the Second Investor (collectively, the “Second Investor Credit Agreements”) including towards any redemption, premium accrued and unpaid interest, and outstanding principal thereunder, and such payments shall only occur until the Second Investor has been repaid the sum of $500,000 of principal under the Second Investor Credit Agreements, plus a 30% premium on such amount.

The foregoing descriptions of the First Investor Letter Agreement and the Second Investor Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which shall be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the second quarter of 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: August 11, 2016	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	President and Chief Executive Officer